UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2014

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 5, 2014, Aspen Insurance Holdings Limited (“Aspen”) issued a press release announcing that Scott Kirk, previously the Chief Financial Officer of Aspen Insurance, Aspen’s insurance business, has been appointed to the position of Aspen’s Chief Financial Officer with immediate effect. Mr. Kirk succeeds John Worth, who is leaving Aspen.
Mr. Kirk, age 41, joined Aspen as the Group Financial Controller in 2007 and then assumed the role of Group Head of Finance in 2009, until becoming the Chief Financial Officer of Aspen’s insurance business, Aspen Insurance, in 2011. Before joining Aspen, Mr. Kirk spent seven years in senior finance positions in various insurance companies. He started his career as an auditor at KPMG, Brisbane and is a member of the Institute of Chartered Accountants in England and Wales and Australia.
There are no family relationships between Mr. Kirk and any of Aspen’s directors or executive officers, and there is no arrangement or understanding between Mr. Kirk or any other person and Aspen or any of its subsidiaries pursuant to which he was appointed as an officer of Aspen. Mr. Kirk also serves as a director on various boards of Aspen’s subsidiaries. There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K between Mr. Kirk or any of his immediate family members and Aspen or any of its subsidiaries.
Section 7 - Regulation FD
Item 7.01 - Regulation FD Disclosure
A copy of the press release issued by Aspen announcing the change in Aspen’s Chief Financial Officer is attached hereto as Exhibit 99.1.
Section 9. Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)	The following exhibit is furnished under Item 7.01 as part of this report:

99.1	Press Release of the Registrant dated December 5, 2014

The information furnished under Item 7.01 “Regulation FD Disclosure” shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: December 5, 2014	By:	/s/ Christopher O'Kane
	Name:	Christopher O'Kane
	Title:	Chief Executive Officer

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